EXHIBIT 4.210
Confirmation and Amendment Agreement
dated May 4, 2010
between
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III Sàrl
SIG COMBIBLOC GROUP AG
SIG FINANZ AG
SIG ALLCAP AG
SIG COMBIBLOC (SCHWEIZ) AG
SIG SCHWEIZERISCHE INDUSTRIE-GESELLSCHAFT AG
SIG TECHNOLOGY AG
SIG COMBIBLOC PROCUREMENT AG
SIG REINAG AG
(collectively the “Confirming Grantors”)
and
THE BANK OF NEW YORK MELLON
acting as Collateral Agent under the First Lien Intercreditor Agreement (as defined below)
for itself and for the benefit and for the account of the Secured Parties
(the “Collateral Agent”)
relating to
the Swiss law security documents as listed and described in Schedule 1 hereto respectively entered into by the Confirming Grantors and the Collateral Agent acting for itself and for the benefit and for the account of the Secured Parties in connection with the
Loan Documents.

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The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

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THIS CONFIRMATION AND AMENDMENT AGREEMENT is effective as of the Effective Date (as defined in Clause 2 below) and entered BETWEEN:
(1)	Beverage Packaging Holdings (Luxembourg) III Sàrl, a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg and having its registered office at 6C, Parc d’Activités Syrdall, L-5365 Munsbach, Grand Duchy of Luxembourg, registered in the Luxembourg register of commerce and companies under file number B 128135, having a share capital of EUR 404,969,325;

(2)	SIG Combibloc Group AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.004.149-2;

(3)	SIG Finanz AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.004.147-6;

(4)	SIG allCap AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Industrieplatz, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.013.656-7;

(5)	SIG Combibloc (Schweiz) AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-020.3.021.306-8;

(6)	SIG Schweizerische Industrie-Gesellschaft AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Industrieplatz, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.004.148-4;

(7)	SIG Technology AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-160.3.002.649-1;

(8)	SIG Combibloc Procurement AG, a company limited by shares incorporated under the laws of Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.016.591-1;

(9)	SIG Reinag AG, a company limited by shares incorporated under the laws of

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Switzerland, having its registered office at Laufengasse 18, 8212 Neuhausen am Rheinfall, Switzerland and registered in the Commercial Register of the Canton of Schaffhausen with the federal register number CH-290.3.003.796-7;

(the entities under 1 to 9, collectively, the “Confirming Grantors”; the entities under 2 to 9, collectively, the “Swiss Confirming Grantors”), on the one part;

and

(10)	The Bank of New York Mellon, having its business address at 1, Wall Street, New York, N.Y. 10286, The United States of America, acting under the First Lien Intercreditor Agreement (as defined below) as Collateral Agent for itself and for the benefit and for the account of the Secured Parties (as defined in the applicable Security Documents) (the “Collateral Agent”), on the other part.
RECITALS
(A)	Pursuant to a credit agreement dated November 5, 2009 made between inter alia Reynolds Group Holdings Inc. (“RGHI”), Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & Co. KG aA, Closure Systems International Holdings Inc., Closure Systems International B.V. and SIG Austria Holding GmbH as borrowers (“the Borrowers”), Reynolds Group Holdings Limited, certain Confirming Grantors as current guarantors, the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent (the “Administrative Agent”), as amended by Amendment No. 1 dated as of January 21, 2010 (the “Credit Agreement”) certain facilities were made available to the Borrowers on the terms and conditions thereof.

(B)	Pursuant to a senior secured note indenture dated November 5, 2009 (the “Senior Secured Note Indenture”) as supplemented by the First, Second, Third, Fourth, Fifth, Sixth and Seventh Supplemental Indentures (collectively with the Senior Secured Note Indenture the “Indenture”) among inter alia Reynolds Group Issuer (Luxembourg) S.A., Reynolds Group Issuer LLC and Reynolds Group Issuer Inc. (collectively, the “Issuers”), the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee (the “Trustee”) certain senior secured notes due 2016 were issued to certain noteholders on the terms and conditions thereof.

(C)	Pursuant to a first lien intercreditor agreement dated November 5, 2009 among The Bank of New York Mellon as collateral agent and as trustee, the Administrative Agent and the Confirming Grantors, as amended by Amendment No. 1 dated as of January 21,

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2010 (which added Wilmington Trust (London) Limited as a collateral agent under the first lien intercreditor agreement) (the “First Lien Intercreditor Agreement”), The Bank of New York Mellon was appointed Collateral Agent (as defined therein) with regard to, among other things, the acquisition, holding and enforcement of Liens on Collateral (both as defined in therein).

(D)	The Credit Agreement, the Senior Secured Note Indenture and the First Lien Intercreditor Agreement were supplemented several times by means of guarantor joinders to the Credit Agreement (which also provide for the accession to the First Lien Intercreditor Agreement) and supplemental indentures to the Senior Secured Note Indenture, executed by SIG Combibloc Procurement AG, SIG Reinag AG and SIG Combibloc GmbH & Co KG.

(E)	Pursuant to the Principal Finance Documents, the parties hereto respectively have entered into the Swiss law security documents as listed and described in Schedule 1 hereto (the “Security Documents”) over certain assets respectively owned by the Confirming Grantors in order to secure the performance of the Secured Obligations.

(F)	RGHI, the Borrowers, the Guarantors from time to time party thereto (as defined therein), the Lenders from time to time party thereto, the Incremental U.S. Term Lenders (as defined therein), the other Lenders party thereto and the Administrative Agent, among others, have entered into an amendment No. 2 and incremental term loan assumption agreement, (the “Incremental Assumption Agreement”) dated on or about the date hereof, relating to the Credit Agreement and pursuant to which (i) the Credit Agreement has been amended to inter alia increase the incremental term facilities from an amount of USD 400,000,000 to an amount of USD 1,550,000,000 and (ii) certain incremental term lenders have agreed to make available incremental term loans in an amount of USD 800,000,000 to the Borrowers.

(G)	The Confirming Grantors, among others, have confirmed and reaffirmed its respective guarantee of the Obligations as provided in the Credit Agreement as amended by the Incremental Assumption Agreement (the “Amended Credit Agreement”). This confirmation and reaffirmation is contained in the Incremental Assumption Agreement.

(H)	The Confirming Grantors, among others, have entered into a New York law-governed reaffirmation agreement dated as of the date hereof in respect of the non-Swiss law security to which it is a party and pursuant to which, among others provisions, each of the Confirming Grantors has consented to the Incremental Assumption Agreement.

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(I)	The Confirming Grantors and the Collateral Agent (acting for itself and for the benefit and for the account of the Secured Parties) (collectively, the “Parties”) have agreed to enter into this Agreement in order to ensure that the Security Documents continue to secure the Secured Obligations and extend to all obligations of the Confirming Grantors under the Amended Credit Agreement.

NOW IT IS HEREBY AGREED as follows:
1. DEFINITIONS AND CONSTRUCTION
(a)	Unless defined otherwise herein, capitalized terms and expressions used herein shall have the meaning ascribed to them in the Security Documents.

(b)	The Parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights, duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.

2.	EFFECTIVE DATE

This Agreement shall be effective as of the date set forth on its front page (the “Effective Date”).

3.	CONFIRMATION — AMENDMENT

Each Party hereby confirms and agrees that any and all Obligations (as defined in the Amended Credit Agreement and thus including any and all obligations under or in connection with the Incremental Assumption Agreement) constitute “Secured Obligations” as set forth and defined in the Security Documents to which it is a party and that, therefore, any and all obligations under or in connection with the Incremental Assumption Agreement shall also be secured by the security interest created by and pursuant to the Security Documents to which it is a party.

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4.	CONTINUITY

Each Party hereby confirms that, notwithstanding the effectiveness of the Incremental Assumption Agreement and subject to Legal Reservations (as defined in the Credit Agreement), the Security Documents continue to be in full force and effect, save as amended by this Agreement, and acknowledges that the security constituted by the Security Documents continues to be in full force and effect so as to secure any and all Secured Obligations (as amended by this Agreement) under or in connection with the Incremental Assumption Agreement and the other Loan Documents.

5.	MISCELLANENOUS

(a)	To the extent permitted under the Principal Finance Documents, this Agreement may not be modified, amended, altered or supplemented, in whole or in part, except by a written agreement signed by all the Parties.

(b)	If any provision of this Agreement is found by any competent authority to be void, invalid or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions of this Agreement shall continue in full force. In this event, the Agreement shall be construed, and, if necessary, amended in a way to give effect to, or to approximate, or to achieve a result which is as close as legally possible to the result intended by the provision hereof determined to be void, illegal or unenforceable.

(c)	The rights of a party to this Agreement shall not be prejudiced or restricted by any indulgence or forbearance extended to the other party. A waiver to pursue any breach of contract by a party shall not operate as a waiver of the respective right or as a waiver to claim any subsequent breach. Any provision of this Agreement may be waived only by a written statement of the waiving party.

6.	NOTICES

(a)	Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax, hand delivery or mail.

(b)	Without prejudice to any other method of service of notices and communications provided by law, any notice or other communication to be given by one Party to

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another under this Agreement shall (unless one Party has by 5 days’ notice to the other Party specified another address) be given to that other Party, in the case of the Confirming Grantors and the Collateral Agent, at the respective addresses given in section (c) below and shall be effective only when received.

(c)	The addresses are the ones respectively listed in the relevant “Notices” provisions of the applicable Security Documents.

7.	GOVERNING LAW AND JURISDICTION

(a)	This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland (without regard to the International Private Law provisions thereof).

(b)	Any and all litigation to which this Agreement may give rise shall be subject to the exclusive jurisdiction of the competent authorities and the Commercial Court of the Canton of Zurich (“Handelsgericht”), with reservation of the right of appeal to the Swiss Federal Court in Lausanne. The Parties submit to the jurisdiction of said authorities and Courts.

8.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK
THE FOLLOWING PAGES ARE THE SIGNATURE PAGES

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SIGNATURE PAGE COLLATERAL AGENT

THE BANK OF NEW YORK MELLON, by as Collateral Agent for itself and for the benefit and for the account of the Secured Parties
By:	/s/ Catherine F. Donohue
	Name:	Catherine Donohue
	Title:	Vice President

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SIGNATURE PAGE SIG GROUP COMPANIES
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III Sàrl

By:	/s/ Chiara Brody
	Name:	Chiara Brody
	Title:	Authorised Signatory

SIG COMBIBLOC GROUP AG
By:	/s/ Chiara Brody
	Name:	Chiara Brody
	Title:	Attorney

SIG FINANZ AG
By:	/s/ Chiara Brody
	Name:	Chiara Brody
	Title:	Attorney

SIG ALLCAP AG
By:	/s/ Chiara Brody
	Name:	Chiara Brody
	Title:	Attorney

SIG COMBIBLOC (SCHWEIZ) AG
By:	/s/ Chiara Brody
	Name:	Chiara Brody
	Title:	Attorney

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SIG SCHWEIZERISCHE INDUSTRIE-GESELLSCHAFT AG
By:	/s/ Chiara Brody
	Name:	Chiara Brody
	Title:	Attorney

SIG TECHNOLOGY AG
By:	/s/ Chiara Brody
	Name:	Chiara Brody
	Title:	Attorney

SIG COMBIBLOC PROCUREMENT AG
By:	/s/ Chiara Brody
	Name:	Chiara Brody
	Title:	Attorney

SIG REINAG AG
By:	/s/ Chiara Brody
	Name:	Chiara Brody
	Title:	Attorney

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DECLARATION
“For the purpose of Article 1, second paragraph of the Protocol number 1 annexed to the Convention on jurisdiction and the enforcement of judgments in civil and commercial matters, signed in Lugano on 16 September 1988 and without prejudice to the foregoing execution of this Agreement by the parties hereto, BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III Sàrl expressly and specifically confirms its agreement to the provisions of Clause 7 (Governing Law and Jurisdiction) of this Agreement.”
Made on the 4th day of May 2010
For and on behalf of Beverage Packaging (Luxembourg) Holdings III Sàrl

By:	/s/ Chiara Brody
Chiara Brody
	Title:	Authorised Signatory

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SCHEDULE 1
Security Documents
“Security Documents” means the following Swiss law governed agreements (each of the Security Documents individually a “Security Document”) between the Confirming Grantors and the Collateral Agent:
Pledge of registered shares dated November 5, 2009 and entered into between Beverage Packaging Holdings (Luxembourg) III Sàrl as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Combibloc Group AG.
Pledge of registered shares dated November 5, 2009 and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Finanz AG.
Assignment of bank accounts dated November 5, 2009 and entered into between SIG Combibloc Group AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Receivables assignment dated November 5, 2009 and entered into between SIG Combibloc Group AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Pledge of registered shares dated December 2, 2009 and entered into between SIG Combibloc Group AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Combibloc Procurement AG.
Pledge of registered shares dated November 5, 2009 and entered into between SIG Finanz AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgor and relating to the pledge of shares of SIG Schweizerische Industrie-Gesellschaft AG.
Pledge of registered shares dated November 5, 2009 and entered into between SIG Finanz AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Combibloc (Schweiz) AG.
Pledge of registered shares dated November 5, 2009 and entered into between SIG Finanz AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG allCap AG.

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Pledge of registered shares dated November 5, 2009 and entered into between SIG Finanz AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Technology AG.
Assignment of bank accounts dated November 5, 2009 and entered into between SIG Finanz AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Receivables assignment dated November 5, 2009 and entered into between SIG Finanz AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Pledge of intellectual property rights dated November 5, 2009 and entered into between SIG Finanz AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledge.
Pledge of registered shares dated January 29, 2010 and entered into between SIG Finanz AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee and relating to the pledge of shares of SIG Reinag AG.
Assignment of bank accounts dated November 5, 2009 and entered into between SIG allCap AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Receivables Assignment dated November 5, 2009 and entered into between SIG allCap AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Assignment of bank accounts dated November 5, 2009 and entered into between SIG Combibloc (Schweiz) AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Receivables Assignment dated November 5, 2009 and entered into between SIG Combibloc (Schweiz) AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Assignment of bank accounts dated November 5, 2009 and entered into between SIG Schweizerische Industrie-Gesellschaft AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Receivables Assignment dated November 5, 2009 and entered into between SIG Schweizerische Industrie-Gesellschaft AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.

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Assignment of bank accounts dated November 5, 2009 and entered into between SIG Technology AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Receivables Assignment dated November 5, 2009 and entered into between SIG Technology AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Pledge of intellectual property rights dated November 5, 2009 and entered into between SIG Technology AG as pledgor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as pledgee.
Assignment of bank accounts dated December 2, 2009 and entered into between SIG Combibloc Procurement AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Receivables Assignment dated December 2, 2009 and entered into between SIG Combibloc Procurement AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.
Receivables Assignment dated January 29, 2010 and entered into between SIG Reinag AG as assignor and The Bank of New York Mellon acting as collateral agent for itself and for the benefit and for the account of the secured parties and as assignee.